UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 20, 2025

Date of Report (Date of earliest event reported)

SMC Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-56558
(Commission File Number)	(IRS Employer Identification No.)

9170 Glades Road, Suite 150, Boca Raton, Florida, 33434
(Address of principal executive offices)

(360) 820-5973
(Registrant’s telephone number, including area code)
_________________________________________________
(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	SMCE	OTC

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Joint Venture Agreement with Circle Energy Sweden AB

On June 20, 2025, SMC Entertainment, Inc., (the “Company”) entered into a Joint Venture Agreement (the “Joint Venture Agreement”) with Circle Energy Sweden AB (“Circle Energy”), a publicly-listed company on First North Nasdaq Sweden. The new joint venture entity will be called Carbon Capital Solutions AB ("Carbon Capital Solutions" or the "JV") and formed under the laws of Sweden. The JV will be based in Stockholm, Sweden.  The material terms of the Joint Venture Agreement are as follows:

•	Ownership. SMC will own 49% of Carbon Capital Solutions and Circle Energy will own 51%
•

Capital Contributions. Circle Energy will contribute 500,000,000 newly issued unrestricted shares at 0.01 SEK (Swedish Krona) from its treasury to the JV. The initial capital injection will be a total of 5,000,000 SEK which equates to approximately US$530,000. SMC will contribute its proprietary FYNN AI platform ("FYNN AI Platform") to the JV as a contribution in kind

•	Board Representation. SMC and Circle Energy will have equal representation on the JV's board of directors and each party will appoint at least one director
•

Operating Agreement. SMC and Circle Energy will execute a separate operating agreement ("Operating Agreement") that will highlight each party's responsibilities. Both parties are aiming to complete the Operating Agreement in Q3 2025

•

Initial Deliverables: Circle Energy is looking to utilize a block chain eco system across all verticals of carbon credit trading to provide a fully transparent platform in carbon credits. SMC will utilize its FYNN AI Platform to develop and deploy an enhanced version of the platform to the JV. The new blockchain platform will canvass, identify, and initialize through AI the sellers and buyers in the carbon credit market. SMC anticipated delivering a Beta launch of the blockchain platform in Q3 2025.

•	Intellectual Property Ownership. All intellectual property ("IP") developed in the JV will be owned by the JV

The foregoing description of the Joint Venture Agreement in Item 1.01 is qualified by the terms of the full text of the Joint Venture Agreement attached as Exhibit 10.1 herein, and the terms thereof are incorporated herein by reference.

ITEM 7.01 - REGULATION FD DISCLOSURE.

On June 20, 2025, the Company issued a press release announcing that the Company entered into a Joint Venture Agreement with Circle Energy

In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in Exhibit 99.1 hereto are deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Exchange Act. The information set forth in Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Safe Harbor

This release may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of our company, are generally identified by use of words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “seek,” “strive,” “try,” or future or conditional verbs such as “could,” “may,” “should,” “will,” “would,” or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Some of the factors that could cause our actual results to differ from our expectations or beliefs include, without limitation, the risks discussed from time to time in our filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

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Item 9.01 Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Joint Venture Agreement with Circle Energy Sweden AB dated June 20, 2025
99.1	Press Release dated June [ ], 2025

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMC Entertainment, Inc.

By:	/s/ Erik Blum
Erik Blum, Chief Executive Officer

Date: June [ ], 2025

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